State of Maryland
Department of Assessments and Taxation

Taxpayer Services

Larry Hogan
Governor

Michael L. Higgs
Director

Date: 03/16/2018

VENABLE LLP
SUITE 900
750 E. PRATT STREET
BALTIMORE MD 21202

THIS LETTER IS TO CONFIRM ACCEPTANCE OF THE FOLLOWING FILING:

ENTITY NAME	:	BRIX STUDENT HOUSING REIT, INC.
DEPARTMENT ID	:	D18360370
TYPE OF REQUEST	:	ARTICLES OF AMENDMENT / NAME CHANGE
DATE FILED	:	03-16-2018
TIME FILED	:	03:57 PM
RECORDING FEE	:	$100.00
ORG. & CAP FEE	:	$20.00
EXPEDITED FEE	:	$70.00
COPY FEE	:	$24.00
FILING NUMBER	:	1000362011086826
CUSTOMER ID	:	0003631044
WORK ORDER NUMBER	:	0004847621

PLEASE VERIFY THE INFORMATION CONTAINED IN THIS LETTER. NOTIFY THIS DEPARTMENT IN WRITING IF ANY INFORMATION IS INCORRECT. INCLUDE THE CUSTOMER ID AND THE WORK ORDER NUMBER ON ANY INQUIRIES.

Charter Division
Baltimore Metro Area (410) 767-1350
Outside Metro Area (888) 246-5941

0011017860

CACCPT

ENTITY TYPE:	ORDINARY BUSINESS - STOCK
STOCK:	Y
CLOSE:	N
EFFECTIVE DATE:	03-16-2018
PRINCIPAL OFFICE:	CSC-LAWYERS INCORPORATING SERVICE COMPANY 7 ST. PAUL STREET SUITE 820 BALTIMORE MD 21202
RESIDENT AGENT:	CSC-LAWYERS INCORPORATING SERVICE COMPANY 7 ST. PAUL STREET SUITE 820 BALTIMORE MD 21202

COMMENTS:

THIS AMENDMENT RECORD INDICATES THE NAME CHANGE

FROM: RW HOLDINGS STUDENT HOUSING REIT, INC.

TO: BRIX STUDENT HOUSING REIT, INC.

RW HOLDINGS STUDENT HOUSING REIT, INC.

ARTICLES OF AMENDMENT

RW Holdings Student Housing REIT, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Article II of the charter of the Corporation (the "Charter") is hereby amended (the "Name Change") to change the name of the Corporation to:

Brix Student Housing REIT, Inc.

SECOND: Article VI of the Charter is hereby amended (the "Stock Increase") by deleting therefrom in its entirety the first two sentences of Section 6.1 and inserting in lieu thereof two new sentences to read as follows:

> "The Corporation has authority to issue 20,000,000 shares of stock, consisting of 10,000,000 shares of Common Stock, $0.001 par value per share ("Common Stock"), and 10,000,000 shares of Preferred Stock, $0.001 par value per share ("Preferred Stock"). The aggregate par value of all authorized shares of stock having par value is $20,000."

THIRD: The foregoing Name Change amendment was approved by a majority of the entire Board of Directors of the Corporation and was limited to a change expressly authorized by Section 2-605(a)(1) of the Maryland General Corporation Law ("MGCL") without action by stockholders.

FOURTH: The foregoing Stock Increase amendment was approved by a majority of the entire Board of Directors of the Corporation as required by law and was limited to a change expressly authorized to be made without any action by the stockholders of the Corporation by the Charter and Section 2-105(a)(13) of the MGCL.

FIFTH: The information required by Section 2-607(b)(2)(i) of the MGCL is not changed by the foregoing Stock Increase.

SIXTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing Stock Increase was 10,000,000 shares of stock, consisting of 5,000,000 shares of Common Stock, $0.001 par value per share, and 5,000,000 shares of Preferred Stock, $0.001 par value per share. The aggregate par value of all authorized shares of stock having par value was $10,000.

SEVENTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the Stock Increase is 20,000,000 shares of stock, consisting of 10,000,000 shares of Common Stock, $0.001 par value per share, and 10,000,000 shares of Preferred Stock, $0.001 par value per share. The aggregate par value of all authorized shares of stock having par value is $20,000.

EIGHTH: The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 16th day of March, 2018.

RW HOLDINGS STUDENT HOUSING REIT, INC.

By: ______________________
Name: Harold Hofer
Title: Chief Executive Officer

ATTEST:

By: ______________________
Name: Jean Ho
Title: Secretary

CORPORATE CHARTER APPROVAL SHEET

** EXPEDITED SERVICE ** ** KEEP WITH DOCUMENT **

DOCUMENT CODE 09A BUSINESS CODE 03

D18360370

Close ____ Stock ____ Nonstock ____

P.A. ____ Religious ____

Merging (Transferor) ____

Surviving (Transferee) ____

Affix Barcode Label Here

Affix Barcode Label Here

New Name Brix Student Housing REIT, Inc

FEES REMITTED

	Base Fee:	100
	Org. & Cap. Fee:	20
	Expedite Fee:	70
	Penalty:	
	State Recordation Tax:	
	State Transfer Tax:	
1	Certified Copies	
	Copy Fee:	24
	Certificates	
	Certificate of Status Fee:	
	Personal Property Filings:	
	Mail Processing Fee:	
	Other:	
	TOTAL FEES:	214

____ Change of Name
____ Change of Principal Office
____ Change of Resident Agent
____ Change of Resident Agent Address
____ Resignation of Resident Agent
____ Designation of Resident Agent and Resident Agent's Address
____ Change of Business Code

____ Adoption of Assumed Name

____ Other Change(s)

Credit Card ____ Check ✓ Cash ____

2 Documents on 1 Checks

Approved By: LY

Keyed By: ____

COMMENT(S):

1st

T/N/A

Code 063

Attention: ____

Mail: Names and Address

Stamp Work Order and Customer Number HERE